Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 27, 2021, relating to the consolidated financial statements and internal control over financial reporting of Stitch Fix, Inc. and its subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of Stitch Fix, Inc. for the year ended July 31, 2021.

/s/ Deloitte & Touche LLP

San Francisco, California

September 27, 2021